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Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We consent to the inclusion in this Amendment No. 1 to the Registration Statement of Avista Healthcare Public Acquisition Corp. (the "Company") on Form S-1, File No. 333-213465, of our report dated March 18, 2016, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, with respect to our audit of the financial statements of Avista Healthcare Public Acquisition Corp. as of December 31, 2015 and for the period from December 4, 2015 (inception) through December 31, 2015, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

/s/ Marcum LLP

Marcum LLP
New York, NY
September 29, 2016

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  Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT